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                          CERTIFICATE OF INCORPORATION

                                       OF

                               WEI ACQUISITION CO.
                            (A DELAWARE CORPORATION)




          FIRST:    The name of the corporation is WEI Acquisition Co. (the
"Corporation").

          SECOND:   The address of the Corporation's registered office in the
State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

          THIRD:    The purpose of the Corporation is to engage in any lawful
act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH:   The Corporation is authorized to issue two classes of
capital stock, designated Common Stock and Preferred Stock. The total number of shares of stock which the Corporation shall have authority to issue is twenty-seven million (27,000,000), consisting of twenty-four million (24,000,000) shares of Common Stock, par value $0.01 per share (the "Common Stock"), and three million (3,000,000) shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

          Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series, or any or all of them, all as shall be determined from time to time by the Board of Directors and shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock (a "Preferred Stock Designation"). The Board of Directors may increase or decrease the number of shares in any such series after the issue of shares of that series, but not below the number of shares of such series then outstanding. Should the number of shares of any series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          Each holder of Common Stock of the Corporation entitled to vote shall have one vote for each share thereof held.

          Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes (which vote may be made by voice vote or written ballot, in accordance with the Bylaws of the Corporation), and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.


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          The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          FIFTH:    The name and mailing address of the incorporator is as
follows:

               Name                Mailing Address
               ----                ---------------

          Joyce J. Ono             O'Melveny & Myers LLP
                                   400 South Hope Street
                                   Los Angeles, CA  90071-2899

          SIXTH:    The number of directors of the Corporation shall, prior to the appointment of additional directors following the Acquisition (as defined in Article II of the Bylaws), be one, and immediately upon such appointment, shall consist of not less than three but not more than nine directors, or such greater number as is provided in the following paragraph. The number of directors shall be changed from time to time within the foregoing limits by, or in such manner as may be provided in, the By-laws of the Corporation.

          Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Preferred Stock Designation applicable thereto, and such directors so elected shall be in addition to the number of directors provided for in the preceding paragraph.

          SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the By-Laws, and to fill any vacancies on the Board of Directors, except as may otherwise be provided in the By-Laws.

          EIGHTH:   The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended or supplemented, and the initial Bylaws adopted by the Board of Directors shall set forth the terms and conditions under which the Corporation shall provide indemnification to the directors of the Corporation. Such indemnification obligations shall apply in addition to such other rights to indemnification as may be available to the directors under applicable law, or in equity, pursuant to any contract or agreement or otherwise.

          NINTH:    All of the powers of the Corporation, insofar as the same
may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation.

          TENTH:    Whenever a compromise or arrangement is proposed between the
Corporation and its creditors or any class of


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them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

          ELEVENTH: No nonvoting equity securities of the Corporation may be issued; this provision, included in this Certificate of Incorporation in compliance with Section 1123 of the United States Bankruptcy Code, 11 U.S.C.
Section 1123, shall have no force and effect except to the extent required by such Section and to the extent such Section is in effect and applicable to the Corporation.


          I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of November 1996.



                                   /s/ Joyce J. Ono
                                   ---------------------------
                                   Joyce J. Ono


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